As filed with the Securities and Exchange Commission on May 8, 1996

                                                      Registration No. 333-2524

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549

                                AMENDMENT NO. 2

                                       to

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                FNB CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


Virginia                              6711                 54-1791618
(State or Other Jurisdiction (Primary Standard          (IRS Employer
Industrial Incorporation or Organization)               Identification No.)
Classification Code)
                                                Copy to:
           Samuel Tollison                      Hugh B. Wellons
              President                         Mays & Valentine
          FNB Corporation                       1111 East Main St.,
       50 North Franklin Street                 NationsBank Center
       Christiansburg, Virginia 24073           Richmond, Virginia 23219
       Telephone: (504) 381-4951                Telephone: (804) 697-1374

   (Name and Address of Agent for Service)


Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



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                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article VI of the Registrant's Articles of Incorporation mandates indemnification of the Registrant's directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) as in effect from time to time. As of the date hereof, the Virginia Act permits a corporation, to the extent authorized by its articles of incorporation, to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation so long as they have not engaged in willful misconduct or a knowing violation of the criminal law, and accordingly the Registrant is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

In addition, Article VI of the Registrant's Articles of Incorporation limits the liability of the Registrant's directors and officers to the full extent permitted by the Virginia Act. As of the date hereof, the Virginia Act places a limit on the liability of a director or officer in derivative and shareholder proceedings equal to the lesser of: (i) the monetary amount, including the elimination of liability, specified in the corporation's articles of incorporation or a shareholder-approved by-law; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the officer or director. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The effect of the Registrant's Articles of Incorporation, together with the Virginia Act, is to accordingly limit liability of directors and officers for money damages in shareholder derivative proceedings, so long as the required standard of conduct is met.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

An index of exhibits appears at Page II-5 hereof.

ITEM 22. UNDERTAKINGS

(a)        The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report


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pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or to cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (g)    (1)    The undersigned registrant hereby undertakes as follows:
that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party which is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          ---------------------------


(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Christiansburg, Commonwealth of Virginia, on May 8, 1996.


                                                   FNB CORPORATION



                                                   By:/s/ SAMUEL H. TOLLISON
                                                        Samuel H. Tollison
                                                        President and
                                                        Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

       NAME                       TITLE                               DATE

                            President, Chief Executive
/s/ SAMUEL H. TOLLISON      Officer (Principal Executive           May 8, 1996
Samuel H. Tollison


                            Principal Financial Officer            May 8, 1996
/s/ PERRY D. TAYLOR
Perry D. Taylor


* /s/ JOAN H. MUNFORD       Director                               May 8, 1996
Joan H. Munford


* /s/ KENDALL O. CLAY       Director                               May 8, 1996
Kendall O. Clay


*By:/s/ SAMUEL H. TOLLISON
      Samuel H. Tollison
      (Attorney-in-Fact)


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                               INDEX TO EXHIBITS




SEQUENTIAL
EXHIBIT NO.                 DESCRIPTION OF EXHIBIT
PAGE NUMBER



    23.3 Consent of KPMG Peat Marwick, LLP (former 6 accountants for First National Bank).


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